Exhibit 10.21

United Community Banks, Inc.
Employee Stock Purchase Plan
(as amended and restated effective as of January 1, 2015)

1.	Purpose
The purpose of the United Community Banks, Inc. Amended and Restated Employee Stock Purchase Plan (the “Plan”) is to give eligible employees of United Community Banks, Inc. (the “Company”) and its designated Subsidiaries (as defined herein) an opportunity to buy Common Stock (as defined below) of the Company through payroll deductions. The Company intends for the Plan to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Plan shall be construed accordingly. The Plan amends and restates the United Community Banks, Inc. Employee Stock Purchase Plan that the Company adopted effective December 16, 2005.

2.	Definitions
“Board” means the Board of Directors of the Company.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.
“Committee” means the Compensation Committee of the Board, if the Board appoints it to administer the Plan, or the Board itself if the Compensation Committee is not appointed to administer the Plan.
“Common Stock” means the Common Stock, $1.00 par value per share, of the Company.
“Company” means United Community Banks, Inc., a Georgia corporation, and any successor thereto.
“Compensation” means the compensation that an Employer pays to a Participant for any applicable period as defined by the Committee for purposes of the Plan and consistent with the requirements of Section 423 of the Code. If the Committee does not otherwise define what Compensation means for any applicable period, Compensation means the Participant’s base salary and commissions from all Employers for the applicable period, excluding bonuses, overtime and other incentives but adding back any amount of base salary and commissions which is contributed to an employee benefit plan for the Participant by an Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Participant under Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code. Compensation, for purposes of this default definition, shall not include bonuses, overtime, expense reimbursements, payments in lieu of expenses, relocation pay, educational allowances, any form of equity compensation, such as compensation attributable to stock options, restricted stock, stock appreciation rights, restricted stock units, phantom stock or other similar awards, fringe benefit programs, such as car allowances, relocation reimbursements or expatriate allowances, or any payments received under any employee benefit plan including without limitation any non-qualified deferred compensation or short-term or long-term disability plan.
“Contributions Account” means the bookkeeping account the Company establishes under the Plan for each Participant.
“Effective Date” means January 1, 2015, the effective date of this amended and restated Plan.

“Eligible Employee” means any Employee included in the class of Employees that can participate in the Plan as determined by the Committee consistent with the requirements of Section 423 of the Code. Absent a contrary definition by the Committee, Eligible Employee means any full-time or part-time Employee other than:

(a)	a temporary Employee whose customary employment is not more than five (5) months in a calendar year;

(b)
an Employee who is listed as one of the top five (5) highly compensated Employees on the Company’s latest annual proxy disclosure filed with the Securities and Exchange Commission, provided that he or she is also a highly compensated employee (within the meaning of Section 414(q) of the Code);

(c)
an Employee who is deemed for purposes of Section 423(b)(3) of the Code to own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary; and

(d)
an Employee who is a citizen or resident of a foreign jurisdiction if such Employee’s participation is prohibited under the laws of such foreign jurisdiction or compliance with the laws of the foreign jurisdiction would cause the Plan to not qualify as an employee stock purchase plan within the meaning of Section 423 of the Code.

“Employee” means any person whom an Employer employs in accordance with Section 3401 of the Code and the regulations thereunder. The definition of Employee shall be construed in accordance with Sections 421 and 423 of the Code and the regulations thereunder.
“Employer” means the Company and each Participating Subsidiary that adopts the Plan in accordance with Section 12.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” of the Common Stock on the Valuation Date means the closing price of a share of Common Stock on the principal national securities exchange (including NASDAQ) on which the Common Stock is listed or traded on such date or, if Common Stock was not traded on such date, on the last preceding day on which the Common Stock was traded. If at any time such Common Stock is not listed on any national securities exchange, the Fair Market Value shall be the value of such Common Stock as determined in good faith by the Committee in any manner consistent with the Code and accompanying regulations that the Committee determines appropriate.
“Offer Date” means the first day of the Participation Period.
“Participant” means an Eligible Employee who has enrolled in the Plan in accordance with Section 4.
“Participation Period” means such period, as determined by the Committee consistent with the requirements of Section 423 of the Code, during which an offer to purchase Common Stock is made to Eligible Employees under the Plan. Notwithstanding the foregoing, the Participant Period may not exceed in any event more than twelve (12) months. In absence of any contrary determination by the Committee, “Participation Period” shall mean each calendar month.
“Participating Subsidiary” means each Subsidiary that has adopted the Plan. The Participating Subsidiaries as of the Effective Date are listed on Schedule A attached hereto.
“Plan” means this United Community Banks, Inc. Amended and Restated Employee Stock Purchase Plan, as it now exists or as it hereafter may be amended.
“Purchase Date” means the last day of each Participation Period.
“Purchase Price” means the price per share of Common Stock under a Purchase Right as determined in accordance with Section 5(b).
“Purchase Right” means the right granted to a Participant under the Plan to purchase shares of Common Stock in accordance with the terms of the Plan.
“Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the Purchase Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, including a corporation that becomes a Subsidiary after the Effective Date of the Plan.
“Valuation Date” means the date as of which the Fair Market Value of Common Stock is being determined.

3.	Stock Subject to Plan
The aggregate number of shares of Common Stock that may be purchased under the Plan shall not exceed 250,000 shares. The number of shares of Common Stock that may be purchased under the Plan is subject to adjustment pursuant to Section 10. Shares of Common Stock purchased under the Plan may be authorized but unissued shares, treasury shares or shares purchased on the open market or by private purchase. The Company hereby agrees to reserve sufficient authorized shares of Common Stock to provide for the exercise of Purchase Rights granted under the Plan. If any Purchase Right granted under the Plan expires unexercised or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares of Common Stock subject to such Purchase Right shall again be available for grant as a Purchase Right and shall not reduce the aggregate number of shares of Common Stock available for the grant of Purchase Rights as set forth herein. If the total number of shares of Common Stock to be purchased on a Purchase Date exceeds the number of shares of Common Stock then available under the Plan, the Committee shall allocate the available shares of Common Stock among the Participants on a pro-rata basis based on the balances on the Purchase Date of the Participants’ respective Contributions Accounts.

4.	Participation

(a)
Eligibility. Any Eligible Employee whom an Employer employs on the Offer Date for a Participation Period shall be eligible to participate in the Plan during such Participation Period, subject to the terms and conditions of the Plan. The Company from time to time, and as it deems appropriate, will notify each Employee whom the Company reasonably anticipates will be an Eligible Employee on the Offer Date of a Participation Period (and who is not already a Participant) of his or her eligibility to participate in the Plan for the Participation Period, subject to the requirement that the Employee be an Eligible Employee on the Offer Date.

(b)
Initial Enrollment. Any Employee who becomes an Eligible Employee after the Effective Date shall be eligible to participate in the Plan as of the Offer Date coincident with or next following the date of his or her employment, subject to the terms and conditions of the Plan. An Eligible Employee shall become a Participant by completing a participation agreement authorizing payroll deductions on a form the Committee provides or in such other manner as the Committee may determine and delivering such participation agreement to the Company no later than the twentieth (20th) day of the calendar month immediately prior to the first day of the applicable Participation Period. Following the timely submission of a valid participation agreement, payroll deductions for a Participant shall commence on the first payroll period that occurs on or after the Offer Date of the applicable Participation Period and shall continue for successive Participation Periods during which the Participant participates in the Plan, unless the Participant changes deductions as set forth in Section 4(f) below or terminates employment with all Employers or ceases to be an Eligible Employee pursuant to Section 8 or the limitations set forth in Section 5(c) apply.

(c)
Re-Enrollment. A Participant who ceases participation in the Plan may again become a Participant in the Plan for any subsequent Participation Period if he or she again becomes eligible to participate in the Plan as of the Offer Date for such subsequent Participation Period and delivers

3
a new participation agreement to the Company no later than the timeframe that would apply for initial enrollment with respect to such subsequent Participation Period as described in Section 4(b).

(a)
Amount of Payroll Deduction. A Participant shall elect on his or her participation agreement to have deductions made from his or her Compensation for each Participation Period in any whole dollar amount (not less than ten dollars ($10) per payroll period nor more than $1,040 per payroll period) that does not exceed the maximum percentage of the Participant’s Compensation determined by the Committee for the applicable Participation Period. In absence of any contrary determination by the Committee, the maximum percentage of the Participant’s Compensation that may be deducted for the applicable Participation Period shall be twenty-five percent (25%). If a Participant is employed by more than one of the Company and/or any Participating Subsidiaries, such Participant can elect to have the deduction of his Compensation from all such Employers deducted from the payment of Compensation by a single Employer.

(b)
Participant's Contributions Account. All payroll deductions that a Participant makes shall be credited to the Participant's Contributions Account. No interest or earnings shall accrue on any payroll deductions credited to a Participant's Contributions Account.

(c)
Changes in Payroll Deductions. Except as otherwise provided in Section 8 (in connection with the Participant's termination of employment or ceasing to be an Eligible Employee), a Participant may not increase or decrease the amount of his or her payroll deductions during a Participation Period. However, a Participant may increase or decrease the amount of his or her payroll deductions for a later Participation Period for which the Participant is eligible to participate by delivering a new participation agreement to the Company no later than the twentieth (20th) day of the calendar month immediately prior to the Offer Date of such later Participation Period.

(d)
Participation During Leave of Absence. The Committee in its discretion shall determine the extent to which any leave of absence for governmental or military service, illness, temporary disability or other reasons will impact an individual’s enrollment or participation in the Plan or his or her rights thereunder. For purposes of this Plan, the employment relationship will be treated as continuing intact while an individual is on military, sick leave or other bona fide leave of absence (such as temporary employment by the Government) if the period of such leave does not exceed three (3) months, or, if longer, so long as the individual’s right to reemployment is provided either by statute or contract. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not provided either by statute or contract, the employment relationship will be deemed to have terminated on the first day immediately following such three (3)-month period. Unless the Committee otherwise provides, if a Participant goes on an unpaid leave of absence during a Participation Period, no further payroll deductions will be made for such Participation Period. However, he or she will continue to be a Participant for the Participation Period and the Participant’s Purchase Rights for the Participation Period shall be automatically exercised on the Purchase Date for such Participation Period in accordance with Section 6. Additionally, he or she will continue to be a Participant for any ensuing Participation Period so long as further payroll deductions may be made for such Participation Periods. When the employment relationship is deemed to have terminated or the Participant otherwise ceases to be an Eligible Employee, the Participant will be subject to the provisions of Section 8 hereof.
5.    Grant of Purchase Rights

(a)
Number of Shares Subject to Purchase Right. For each Participation Period, each Participant shall be granted a Purchase Right to purchase on the Purchase Date of such Participation Period, at the applicable Purchase Price, such number of shares of Common Stock as is determined by dividing the amount of the Participant’s payroll deductions allocated to the Participant’s Contributions Account for the Participation Period by the applicable Purchase Price, subject to the maximum limit of shares of Common Stock that may be purchased or are available as described herein. All Participants receiving Purchase Rights shall have the same rights and privileges under the Plan with respect to such Purchase Rights.

(b)
Purchase Price. The Purchase Price per share of Common Stock for a Participant shall be such purchase price as the Committee determines for the Participation Period except that the Purchase Price may not be less than Eighty-Five Percent (85%) of the lesser of the Fair Market Value per share of the Common Stock on (i) the Offer Date or (ii) the Purchase Date for the Participation Period. In the absence of any contrary determination by the Committee, the Purchase Price per share of Common Stock for a Participant shall be Ninety Percent (90%) of the lesser of the Fair Market Value per share of the Common Stock on (i) the Offer Date or (ii) the Purchase Date for the Participation Period.

(c)	Certain Limitations. Notwithstanding any other provision of the Plan, no Participant shall be granted a Purchase Right for a Participation Period:

(i)
To the extent that, immediately after the Purchase Right is granted on the Offer Date, the Participant would own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary within the meaning of Section 423(b)(3) of the Code. For purposes of this Section 5(c)(i), stock ownership of a Participant shall be determined under the stock attribution rules of Section 424(d) of the Code, and stock that the Participant may purchase under outstanding Purchase Rights or options shall be treated as stock the Participant owns.

(ii)
To the extent that the Participant’s rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and any Subsidiary would accrue at a rate that exceeds $25,000, or such lesser amount as determined by the Committee consistent with the requirements of Section 423 of the Code, in Fair Market Value of such stock (determined as of the Offer Date) for each calendar year in which any Purchase Right is outstanding at any time. For this purpose, the right to purchase stock accrues when the Purchase Right is granted during the calendar year. This limitation is meant to comply with the requirements of Section 423(b)(8) of the Code and will be construed accordingly.

(iii)
If the Participant makes a hardship withdrawal from a cash or deferred arrangement established by the Company or any Subsidiary and is prohibited from making employee contributions to the Plan under Section 401(k) of the Code and the Treasury Regulations thereunder, in which case the Participant shall be deemed to have withdrawn from the Plan in accordance with Section 7 as of the date of such hardship withdrawal.

(iv)	For more than 200 or such other number of shares of Common Stock that the Committee shall determine for the applicable Participation Period.
Any Purchase Right granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this Section 5(c). To the extent necessary to comply with this Section 5(c), a Participant’s payroll deductions may be decreased to Zero Percent (0%) at any time during a Participation Period (or such other percentage required to comply with the terms of the Plan). In that event, payroll deductions shall recommence, if at all, at the rate provided in such Participant’s Participation Agreement at the beginning of the first Participation Period for which payroll deductions can commence after compliance with this Section 5(c), unless the Participant changes deductions as set forth in Section 4(f) above or terminates employment with all Employers or otherwise ceases to be an Eligible Employee pursuant to Section 8.

6.    Exercise of Purchase Rights

(a)
Automatic Exercise. Notwithstanding any other provision of the Plan, the Participant's Purchase Right for the purchase of Common Stock during a Participation Period shall be automatically exercised on or no later than five (5) business days after the Purchase Date applicable to such Participation Period, and the maximum number of shares of Common Stock (including fractional shares) under the Purchase Right shall be purchased for the Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her Contributions Account at that time (subject to the limitations set forth in Section 5(c) or the termination of the Purchase Right as provided in Section 8).

(b)
Delivery of Stock. As soon as reasonably practicable after each Purchase Date, the shares of Common Stock each Participant purchases on such Purchase Date shall be credited to an account in such Participant’s name with one or more brokers the Committee designates. Each Participant must hold the shares of Common Stock acquired under the Plan in the account the Committee designates while the Participant is employed with the Company or any Subsidiary, unless the Participant is selling the shares of Common Stock. After the shares of Common Stock are credited to the Participant or the transfer agent for the Common Stock reflects the Participant's ownership in the Company's stock ledger or other appropriate record of Common Stock ownership, the Participant will have all of the rights as the owner of such shares of Common Stock. All dividends paid on shares of Common Stock held in the Participant's account will be credited to the Participant’s account. The Committee or its delegate may deliver one or more certificates covering the shares of Common Stock credited to the Participant as the Committee may direct. The Participant will pay all costs associated with the account when the Participant sells any shares of Common Stock acquired under the Plan or asks that a certificate covering such shares of Common Stock be delivered.

(c)
Termination of Purchase Right. A Purchase Right granted during a Participation Period that is not automatically exercised on the Purchase Date shall expire at the end of the last day of the Participation Period, unless earlier terminated as provided in Section 8.

(d)
Excess Account Balances. Any payroll deductions credited to a Participant’s Contributions Account for a Participation Period that have not been used to purchase Common Stock on the Purchase Date for such Participation Period as a result of a termination of employment with all Employers or ceasing to be an Eligible Employee in accordance with Section 8 shall be paid to the Participant (without interest) within thirty (30) days after the last day of the Participation Period. Any amounts to be paid to a Participant after his or her death shall be paid to the personal representative of the Participant’s estate.

(e)
Rights as a Shareholder. No Participant shall have any rights as a shareholder unless and until (i) the shares of Common Stock have been credited to the Participant or (ii) the transfer agent for the Common Stock reflects the Participant’s ownership in the Company’s stock ledger or other appropriate record of Common Stock ownership.

7.    Withdrawal
A Participant may withdraw from participation for a later Participation Period by giving written notice to the Company in a form acceptable to the Company no later than the twentieth (20th) day of the calendar month immediately prior to the first day of the Participation Period. Except as set forth in Section 8 below, a Participant may not withdraw (i) during a Participation Period with respect to that Participation Period or (ii) for a Participation Period that has not yet commenced unless the Company has received the Participant’s notice of withdrawal by the twentieth (20th) day of the calendar month immediately prior to the first day of the Participation Period that has not yet commenced. A Participant’s withdrawal from participation for any Participation Period will not have any effect upon his or her eligibility to participate in any succeeding Participation Period or in any similar plan which any Employer may hereafter adopt. Notwithstanding the foregoing, however, if a Participant withdraws from participation, payroll deductions shall not resume at the beginning of a succeeding Participation Period unless the Participant timely delivers to the Company a new participation agreement for such succeeding Participation Period and otherwise complies with the terms of the Plan. Notwithstanding the foregoing, this Section 7 is subject to the provisions of Section 8, which governs any withdrawal in connection with a termination of employment or cessation of eligibility.
8.    Termination of Employment
Upon termination of a Participant's employment with all Employers for any reason or in the event that a Participant otherwise ceases to be an Eligible Employee, the Participant shall be deemed to have withdrawn from participation in the Plan as of the date of his or her termination of employment, or, if applicable, as of the date he or she otherwise ceased to be an Eligible Employee. In that case, (i) any outstanding Purchase Rights will be terminated and the balance in the Participant's Contributions Account will be paid to the Participant as described in Section 6(d) and (ii) no further payroll deductions will be made for such Participation Period after the Participant's last payroll period with all Employers, or, if applicable, after the Participant's last payroll period with all Employers as an Eligible Employee.

9.    Transferability

(a)
Purchase Right. A Participant may not transfer, assign, pledge or otherwise dispose of a Purchase Right (or any rights attendant to a Purchase Right) granted pursuant to the Plan other than by will or the laws of descent and distribution. No Purchase Right shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Purchase Right, or levy of attachment or similar process upon the Purchase Right not specifically permitted herein, shall be null and void and without effect, except that the Committee in its discretion may treat such act as the Participant ceasing to be an Eligible Employee in accordance with Section 8 hereof. A Purchase Right is exercisable during the Participant’s lifetime only by the Participant.

(b)
Common Stock. The purpose of the Plan is to give Eligible Employees of the Company and Participating Subsidiaries an opportunity to buy Common Stock and become shareholders of the Company. The Company does not intend for Participants to purchase Common Stock and then sell it shortly thereafter. Therefore, notwithstanding any other provision of the Plan, if a Participant or former Participant proposes to dispose of any shares of Common Stock acquired under the Plan on or prior to the one-year anniversary of the Purchase Date, (i) the Participant or former Participant must immediately deliver to the Committee written notice of such proposed disposition and (ii) upon receipt of such written notice, the Company shall have the exclusive option, for a period of ten (10) business days after receipt of such notice, to (A) repurchase the shares of Common Stock the Participant or former Participant proposes to dispose of for a price equal to the lesser of the Purchase Price for such shares of Common Stock or the Fair Market Value of such shares of Common Stock on the date of repurchase, (B) permit the Participant or former Participant to dispose of such shares of Common Stock provided the Participant or former Participant returns to the Company the excess of the Purchase Price for such shares of Common Stock over their Fair Market Value as of the Purchase Date or (C) prohibit the Participant or former Participant from disposing of such shares of Common Stock on or before the one-year anniversary of the Purchase Date. If the Company does not elect to exercise any of such options within the ten (10) business days after receipt of written notice from the Participant or former Participant, then the Participant or former Participant may proceed with the proposed disposition as described in the written notice. The Committee in its sole discretion may elect to take or not take any of the foregoing actions, and the Committee will not be required to treat similar Participants or former Participants in the same way. The Committee’s authority hereunder does not relate in any way to any requirement or condition that the Participant or former Participant be or remain employed or perform any future services with the Company or any of its Subsidiaries. The Participant shall remain the owner of the shares of Common Stock subject to the Committee’s rights herein unless and until the Company elects to repurchase the shares of Common Stock or permit the Participant or former Participant to dispose of such shares of Common Stock.

10.    Adjustments Affecting Purchase Rights

(a)
Changes in Capitalization. The Board, in its sole discretion, shall adjust the number of shares of Common Stock available under the Plan, the number of shares of Common Stock subject to each outstanding Purchase Right, and the Purchase Price for such shares of Common Stock in order to reflect any increase or decrease in the number of issued shares of Common Stock resulting from any stock split or reclassification of Common Stock, payment of any stock dividend, or any other similar increases or decreases in the number of outstanding shares of Common Stock without the receipt of consideration therefor. Adjustments the Board makes pursuant to this Section 10(a) shall be final and binding on all parties.

(b)
Dissolution, Merger, and Consolidation. Upon dissolution or liquidation of the Company, upon a merger or consolidation of the Company in which the Company is not the surviving corporation or upon any other similar event or transaction, each Participant who holds Purchase Rights under the Plan shall be entitled to purchase at the next Purchase Date the same relative cash, securities, and/or other property which a holder of Common Stock was entitled to receive at the time of such transaction. The Committee shall take whatever action is deemed reasonably necessary to assure that Participants receive the benefits described in this Section 10(b).

Notwithstanding the foregoing, the Committee in its discretion may shorten any Participation Period by setting a new Purchase Date prior to the consummation of the proposed dissolution, liquidation, merger, consolidation or similar event or transaction. In that case, the new Purchase Date will be before the date of the Company’s proposed dissolution, liquidation, merger, consolidation or similar event or transaction, and the Committee will notify each Participant in writing prior to the new Purchase Date that the Purchase Date for the Participant’s Purchase Rights has been changed and that Participant’s Purchase Rights will be exercised automatically on the new Purchase Date. In the event of any merger, consolidation or similar event or transaction, outstanding Purchase Rights may be assumed and equivalent Purchase Rights substituted therefore by the successor corporation or a parent or subsidiary of the successor corporation in lieu of shortening the Participation Period.
11.    Shareholder Approval of Plan
The Board originally adopted the Plan effective as of December 16, 2005, and the shareholders of the Company approved the Plan within twelve (12) months after the Board’s adoption of the Plan. The Board has now adopted this amended and restated Plan on the date set forth below, to be effective as of the Effective Date. Shareholder approval is not required in connection with this amendment and restatement of the Plan, because the number of shares of Common Stock issuable under the Plan are not being increased, nor is there any change in the designation of the corporations whose Employees will be eligible to participate in the Plan. Shares of Common Stock purchased under the Plan prior to January 1, 2015 shall remain subject to the terms of the Plan as in effect prior to this amendment and restatement.
12.    Adoption of Plan by Subsidiaries
The Company, by action of the Committee, may authorize any of its Subsidiaries to adopt the Plan. A Subsidiary, if the Company has authorized it to do so, may adopt the Plan by action of its board of directors. No Subsidiary may adopt the Plan without the prior approval of the Committee.
13.    Administration and Claims Procedures

(a)
The Committee shall administer the Plan. References to the “Committee” shall include the Committee, the Board if it is acting in its administrative capacity with respect to the Plan, and any delegates the Committee appoints pursuant to Section 13(b). The Committee shall take all actions relative to the Plan by majority decision. Any action relative to the Plan evidenced by a written instrument that the majority of the members of the Committee sign shall be as fully effective as if the Committee had taken the action by a majority vote at a meeting duly called and held.

(b)
Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to take any action with respect to the Plan, including, without limitation, the following: (i) to establish rules and procedures for the administration of the Plan; (ii) to prescribe the form(s) of any agreements or other written instruments used in connection with the Plan; (iii) to determine the terms and provisions of the Purchase Rights granted hereunder; and (iv) to construe and interpret the Plan, the Purchase Rights, the rules and regulations, and the agreements or other written instruments, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on all matters regarding the Plan shall be final and binding upon each Employer, each Employee, each Participant and any other person claiming a right under the Plan. Except to the extent prohibited by the Plan or by applicable law, the Committee may appoint one or more persons to assist in the administration of the Plan and may delegate all or any part of its responsibilities and powers, other than any power to amend or terminate the Plan, to any such person or persons. The Committee in its discretion may administer the Plan as it deems appropriate, including without limitation using paperless and electronic means to administer the Plan.

(c)
Subject to the indemnification provisions of the Company’s Articles of Incorporation and Bylaws and applicable law, the Company shall indemnify members of the Committee and any person assisting in the administration of the Plan or delegated any responsibilities or powers under the Plan against the reasonable expenses, including attorney’s fees, such members or other persons actually and necessarily incur in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of action taken or not taken in connection with the Plan or any Purchase Right hereunder, and against all amounts they or any of them pay in settlement thereof or in satisfaction of a judgment in any action, suit or proceeding. However, the Company shall not indemnify a member of the Committee or such other persons for matters as to which he or she (i) shall be adjudged in the action, suit or proceeding to be liable for gross negligence or intentional misconduct or (ii) derived an improper personal benefit.

(d)
If a Participant does not receive intended benefits under the Plan, the Participant must file a written claim with the Committee in order to receive such benefits no later than ninety (90) days after the Purchase Date with respect to which the Participant could have purchased shares of Common Stock to which the claim relates. On receipt of a claim for benefits, the Committee will respond in writing within ninety (90) days. If necessary, the Committee’s first notice will indicate any special circumstances requiring an extension of time for the Committee’s decision. The extension notice must indicate the date by which the Committee expects to render its decision; an extension of time for processing may not exceed ninety (90) days after the end of the initial ninety (90)-day period for a determination. If the claimant’s claim is wholly or partially denied, the Committee must give written notice of such denial within the time provided in the preceding sentences. An adverse notice must specify the reason for the denial. There also must be specific reference to the provisions of the Plan or related documents or law on which the denial is based. If additional materials or information is necessary for the claimant to perfect his or her claim for benefits, it must be described and there must be an explanation of why that material or information is necessary. An adverse notice must disclose appropriate information about the steps that the claimant must take if he or she desires to submit a claim for review of the adverse decision. If notice that a claim has been denied is not furnished within the time required herein, the claim is deemed denied.

(e)
On proper written request for a review from the claimant to the Committee, there must be a review by the Committee. The Committee must receive the claimant’s written request before the sixty-first (61st) day after the claimant’s receipt of notice that a claim has been denied according to (d) above. The claimant and his or her authorized representative are entitled to be present and heard if any hearing is used as part of the review. The Committee will determine whether there will be a hearing. Before any hearing, the claimant or a duly authorized representative may review all Plan documents and other papers that affect the claim and may submit issues and comments in writing. The Committee must schedule any hearing to give sufficient time for this review and submission, giving notice as to the schedule and deadlines for the submissions. The Committee must advise the claimant in writing of the final determination after review. The decision on review must be written in a manner calculated to be understood by the claimant and must include specific reasons for the decision and specific references to the pertinent provisions of the Plan or related documents or law on which the decision is based. The written final determination must be rendered within sixty (60) days after the request for review is received, unless special circumstances (in the Committee’s discretion) require an extension of time for processing. If an extension is necessary, the decision must be rendered as soon as possible but no later than one hundred twenty (120) days after the receipt of the request for review.

(f)
A claimant may not file any suit or other action for benefits under this Plan unless and until he or she submits a proper written request for a review of any adverse decision of such claim for benefits and then exhausts the administrative process described herein. A claimant then shall have ninety (90) days from the date he or she receives an adverse final determination of such claim on review under (e) above in which to file suit in a court of competent jurisdiction for benefits under the Plan. If the claimant does not file suit within such ninety (90)-day period, the claimant shall be forever barred from doing so.

14.    Amendment and Termination of the Plan
The Board may at any time and from time to time modify, amend, suspend or terminate the Plan or any Purchase Right granted hereunder, provided, however, that (i) shareholder approval shall be required of any amendment to the Plan to the extent Section 423 of the Code or other applicable law, rule or regulation requires shareholder approval (including without limitation any amendment that increases the aggregate number of shares of Common Stock that may be purchased under the Plan or changes individuals who are eligible to participate in the Plan other than as set forth herein); and (ii) no amendment to the Plan or a Purchase Right may materially and adversely affect any Purchase Right outstanding at the time of the amendment without the consent of the holder thereof, except to the extent the Plan otherwise provides, as necessary to comply with applicable law or as necessary to ensure that the Plan and any Purchase Rights granted hereunder comply with the requirements of Section 423 of the Code. The Plan shall terminate automatically at the time all shares of Common Stock subject to the Plan have been purchased hereunder. Upon termination of the Plan, the Committee shall give notice to affected Participants, terminate all payroll deductions, terminate all outstanding Purchase Rights, and pay Participants (without interest) any balances remaining in their Contributions Accounts as soon as practicable following Plan termination, unless the Committee in its discretion makes alternative provisions for handling the termination of the Plan.

15.    Unfunded Plan
Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in its discretion, may set aside in anticipation of any liability under the Plan. Neither the Company nor any Subsidiary shall be required to set aside any specific funds, assets or property in anticipation of any liability under the Plan. A Participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary. Nothing contained in the Plan shall constitute a guarantee that the assets of such corporations shall be sufficient to pay any benefits to any person.

16.    Use of Funds
The proceeds the Company receives from the sale of Common Stock pursuant to Purchase Rights will be used for general corporate purposes.

17.    Administrative Costs
The Company will pay the expenses incurred in the administration of the Plan other than any fees or transfer, exercise, or similar taxes imposed on the transaction pursuant to which any shares of Common Stock are purchased. The Participant will pay any transaction fees or commissions on any sale of the shares of Common Stock credited to the Participant and may also be charged the reasonable costs associated with issuing a stock certificate.
18.    Withholding Taxes
Upon the exercise of any Purchase Right under the Plan, in whole or in part, or at the time of disposition of some or all of the Common Stock acquired pursuant to the exercise of a Purchase Right or any other applicable time, the Participant’s Employer shall withhold the minimum legally required applicable federal, state and local taxes from the Participant’s Compensation or shall require the Participant to remit to the Employer amounts sufficient to satisfy all such federal, state and local withholding tax requirements prior to the crediting of any shares of Common Stock to the Participant’s account and in such Participant’s name.

19.    No Right of Continued Employment
Neither the Plan nor any Purchase Right shall confer upon a Participant the right to continue in the employment of the Company or any Subsidiary or affect any right of the Company or any Subsidiary to terminate the employment of such Participant at any time for any reason.

20.    Repurchase of Stock
The Company shall not be required to purchase or repurchase from any Participant any of the shares of Common Stock that the Participant acquired under the Plan.

21.    Dispositions of Stock
A Participant who acquires shares of Common Stock pursuant to the exercise of Purchase Rights under this Plan shall notify the Company, in writing, within thirty (30) days if he or she sells, transfers, or otherwise disposes of such shares of Common Stock before the later of (i) two (2) years after the Offer Date of the Participation Period in which the Common Stock was purchased or (ii) one (1) year after the Purchase Date of the Participation Period in which the Common Stock was purchased.
22.    Notices

Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company on the date it is received by the Company at its principal executive offices and shall be deemed delivered to an Eligible Employee on the date he or she receives it.
23.    Applicable Law
To the extent not inconsistent with Section 423 of the Code and any Treasury Regulations thereunder, all questions pertaining to the validity, construction and administration of the Plan and any Purchase Rights granted hereunder shall be determined in conformity with the laws of the State of Georgia, without regard to the conflict of law provisions of any state, to the extent not preempted by federal law.

24.    Other Restrictions on Purchase Rights and Shares
Notwithstanding any other provision of the Plan, no Purchase Rights may be granted or exercised under the Plan for a Participation Period unless the shares of Common Stock to be purchased under such Purchase Rights are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended, as of the first day of such Participation Period. The Company may impose such restrictions on any Purchase Rights and shares of Common Stock acquired upon exercise of Purchase Rights as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky or state securities laws applicable to such shares. Notwithstanding any other Plan provision to the contrary, the Company shall not be obligated to grant any Purchase Rights or issue, deliver or transfer shares of Common Stock under the Plan or make any other distribution of benefits under the Plan, or take any other action, unless such grant, delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act of 1933, as amended, the federal securities laws, or any blue sky or state securities laws). For example, and not by way of limitation, the Company may postpone or terminate the grant of a Purchase Right or the issuance of shares of Common Stock during any Participation Period where the Company is prohibited from doing such acts under applicable law, including without limitation, during any applicable blackout period under the Sarbanes-Oxley Act of 2002. The Company may cause a restrictive legend to be placed on any certificate issued for shares of Common Stock under the Plan in such form from time to time as applicable laws and regulations may require or legal counsel of the Company may advise.
25.    Severability
If any provision of the Plan is deemed illegal or invalid, the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan, and such illegality or invalidity shall not affect the remaining provisions of the Plan. Furthermore, in lieu of such illegal or invalid provision, there shall be added automatically as part of the Plan a provision as similar in terms to such illegal or invalid provision as may be possible and be legal, valid and enforceable in order to effectuate the intent behind such illegal or invalid provision to the maximum extent legally possible.